Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                        JURISDICTION OF INCORPORATION
----------                                        -----------------------------
Buckeye Florida Corporation                       Delaware
       BFC 2 Inc.                                 Florida
       BFC 3 LLC                                  Delaware
       BFOL 2 Inc.                                Florida
       BFOL 3 LLC                                 Delaware
Buckeye Florida, Limited Partnership              Delaware
Buckeye S. A.                                     Switzerland
Buckeye (Barbados) Ltd.                           Barbados
Buckeye Lumberton Inc.                            North Carolina
       Buckeye Mt. Holly LLC                      Delaware
       BKI Holding Corporation                    Delaware
       BKI Asset Management Corporation           Delaware
       BKI Lending Inc.                           Delaware
           BKI Finance Corporation                Tennessee
Buckeye Canada Co.                                Canada
Buckeye Nova Scotia Co.                           Canada
Buckeye Canada                                    Canada
Buckeye Technologies Ireland Ltd.                 Ireland
Merfin Systems Inc.                               Delaware
BKI International Inc.                            Delaware
       Buckeye France SARL                        France
       Buckeye Iberia S.A.                        Spain
       Buckeye Italia S.r.l.                      Italy
       Buckeye (U.K.) Limited                     United Kingdom
Buckeye Finland OY                                Finland
Buckeye Holdings GmbH                             Germany
       Buckeye Technologies GmbH                  Germany
       Buckeye Steinfurt GmbH                     Germany
BKI South America LLC                             Delaware
       Buckeye Americana Ltda.                    Brazil
Buckeye Technologies Canada Inc.                  Delaware
Buckeye Receivables Inc. Delaware                 Delaware